Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 10, 2007, except Note 14, as to which the date is November 20, 2007, in the Amendment No. 5 to the Registration Statement (Form S-1) and related Prospectus of ArcSight, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California
January 18, 2007